SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549
                                ----------------

                                    Form 8-K
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 DATE OF EARLIEST EVENT REPORTED: June 30, 2000

                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)
                         COMMISSION FILE NUMBER 1-13167

             TEXAS                                     74-1611874
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)



       15835 Park Ten Place Drive                      77084
            Houston, Texas                          (Zip Code)
(Address of principal executive offices)



               Registrant's       telephone   number,   including   area   code:
                                  281-749-7800

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ITEM 5.    OTHER EVENTS



      On June 30, 2000, Atwood Oceanics, Inc. announced that it entered into a $150 million Revolving Credit Facility with a bank group. This revolving line of credit is a non-reducing facility maturing in June 2005. Loans under the facility will bear interest at varying rates ranging from 1% to 2 1/4% over LIBOR, or 0% to 3/4% over prime, depending upon the ratio of debt to earnings before interest, taxes and depreciation. The proceeds from this facility will be used to refinance $46 million of existing debt, fund capital expenditures to upgrade existing offshore drilling units, as well as for other general corporate purposes.


EXHIBIT 99.1

EXHIBIT 99.2



SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  ATWOOD OCEANICS, INC.
                                                  (Registrant)



                                                  /s/ James M. Holland
                                                  James M. Holland
                                                  Senior Vice President

                                                  DATE:   5 July 2000





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